Exhibit (b)(c)






                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
                 EATON VANCE ADVISERS SENIOR FLOATING-RATE FUND


                                October 21, 2002





Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Advisers Senior Floating-Rate Fund (the "Trust"), upon vote of a majority of the Trustees of the Trust ARTICLE VII of the BY-LAWS of the Trust is amended to read as follows:


                                   Fiscal Year
                                   -----------

     The fiscal year of the Trust shall end on November 30 of each year, provided however, that the Trustees may from time to time change the fiscal year.








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